UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 3, 2019

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in our Form 8-K filed with the Securities and Exchange Commission on March 25, 2019, on March 22, 2019, Boxlight Corporation, a Nevada corporation (Nasdaq:BOXL), entered into a securities purchase agreement with Lind Global Marco Fund, LP (the “Investor”) that contemplated a $4,000,000 working capital financing for BOXL and its subsidiaries. The investment is in the form of a $4,400,000 principal amount secured convertible BOXL note with a maturity date of 24 months from the date of funding. The note is convertible at the option of the Investor into our Class A voting common stock of BOXL at a fixed conversion price of $4.00 per share.

On April 3, 2019, the Investor funded $4,000,0000 and the investment transaction was consummated.

For further information on the above transaction, reference is made to the BOXL Form 8-K dated March 25, 2019 and the Exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2019

BOXLIGHT CORPORATION

By:	/s/ Takesha Brown
Name:	Takesha Brown, Chief Financial Officer